UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 15, 2024

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Wednesday, May 15, 2024, XOMA Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m. Pacific Time. As of the close of business on March 18, 2024, the record date for the Annual Meeting, there were 11,635,015 shares of the Company’s common stock issued and outstanding. At the Annual Meeting, each of the Company’s director nominees was elected and the other proposal voted on was approved. The final voting results are set forth below:

		Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Director Nominees
• Heather L. Franklin		7,011,236	17,644	899,715
• Natasha Hernday		6,970,972	57,908	899,715
• Owen Hughes		7,009,858	19,022	899,715
• Barbara Kosacz		6,976,828	52,052	899,715
• Joseph M. Limber		7,002,628	26,252	899,715
• Matthew D. Perry		7,011,582	17,298	899,715
• Jack L. Wyszomierski		7,001,252	27,628	899,715

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2. Ratification of Selection of Deloitte & Touche LLP as Independent Auditor	7,872,497	5,250	50,848	––

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: May 16, 2024	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer